Exhibit 99.1

News Release

Investor Contact:
Brian Davis
brian.davis@tengion.com
267.960.4802

Media Contact:
Mark Stejbach
mark.stejbach@tengion.com
267.960.4884

Tengion Announces Pricing of $31.4 Million Private Placement

EAST NORRITON, Pa., Mar 1, 2011 -- Tengion, Inc. (NASDAQ: TNGN), a leader in regenerative medicine, today announced that it has entered into definitive agreements with certain investors in connection with a PIPE financing transaction pursuant to registration exemptions under the Securities Act of 1933, as amended.  Medtronic (NYSE: MDT), a global leader in medical technology, participated in the financing and, as part of its investment, secured a right of first refusal on Tengion’s lead preclinical program, the Neo-Kidney Augment™, through October 31, 2013. Upon the closing of the transaction, Tengion will receive gross proceeds of $31.4 million in exchange for the issuance to such investors of 11,079,250 shares of Tengion common stock and warrants to purchase 10,460,875 shares of Tengion common stock. The warrants will be exercisable for a period of five years from the date of their issuance at an exercise price of $2.88 per share. The closing of the transaction, which is subject to customary closing conditions, is scheduled to occur on or prior to March 4, 2011. Tengion intends to use the net proceeds of the transaction to fund research and development activities primarily related to the Company’s Neo-Urinary Conduit and Neo-Kidney Augment Programs, for repayment of debt, and for working capital and other general corporate purposes.

Piper Jaffray & Co. served as the sole lead placement agent and Leerink Swann LLC served as co-placement agent for the transaction.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

The securities to be sold in the private placement have not been registered under the Securities Act of 1933, as amended, or state securities laws and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission or an applicable exemption from such registration requirements. Tengion has agreed to file a registration statement with the Securities and Exchange Commission covering the resale of the shares of common stock, including the shares of common stock issuable upon exercise of the warrants, sold in the private placement. Tengion has agreed to file the registration statement within 45 days of the closing of the private placement. If any shares are unable to be included on the initial registration statement, Tengion has agreed to file subsequent registration statements until all the shares have been registered, and the registration rights agreement imposes certain customary cash penalties on Tengion for its failure to satisfy specified filing and effectiveness time periods.

About Tengion
Tengion, a clinical-stage biotechnology company, has pioneered the Organ Regeneration Platform™ that enables the Company to create proprietary product candidates that are intended to harness the intrinsic regenerative pathways of the body to produce a range of native-like organs and tissues. Tengion's product candidates seek to eliminate the need to utilize other tissues of the body for a purpose to which they are poorly suited, procure donor organs or administer anti-rejection medications. An initial clinical trial is ongoing for the Company's lead product candidate, the Neo-Urinary Conduit™, an autologous implant that is intended to catalyze regeneration of native-like bladder tissue for bladder cancer patients requiring a urinary diversion following bladder removal. The Company's lead preclinical program is the Neo-Kidney Augment™, which is designed to delay or prevent the need for dialysis or transplantation in patients at risk for kidney failure. Tengion has also applied its technology in two Phase II clinical trials for Tengion's Neo-Bladder Augment™ for the treatment of neurogenic bladder. Tengion has worldwide rights to its product candidates. For more information, please visit www.tengion.com.

Forward-Looking Statements
Any statements contained in this press release that refer to future events or other non-historical matters are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These include statements relating to whether and when the private placement will close and Tengion's anticipated uses of the net proceeds of the transaction. These forward-looking statements are based on Tengion's expectations as of the date of this press release and are subject to certain risks and uncertainties that could cause actual results to differ materially as set forth in the Company's public filings with the Securities and Exchange Commission, including Tengion's Quarterly Report on Form 10-Q for the quarter ended September 30, 2010. Tengion disclaims any intent or obligation to update any forward-looking statements, whether because of new information, future events or otherwise, except as required by applicable law.

###